UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2025

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501 Colorado Springs, Colorado	80920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on July 2, 2024, a wholly owned subsidiary of Venu Holding Corporation (the “Company”) and the City of El Paso, Texas entered into Chapter 380 Economic Development Program Agreement dated July 2, 2024 (the “Chapter 380 Agreement”) that set forth certain of the terms of which the Company will construct and manage an amphitheater centric development in El Paso, Texas. On April 15, 2025, El Paso City Council approved certain amendments to the Chapter 380 Agreement, and then on April 24, 2025 each of the parties executed and delivered a first amendment to the Chapter 380 Agreement (the “Amendment”). The Amendment served to amend certain provisions of the Chapter 380 Agreement related to the development and construction of the amphitheater project, including to: (i) increase the amount the Company must invest in the acquisition, development, carrying costs, construction, and business personal property costs associated with developing project from $80 million to $100 million; (ii) expand the development site from seventeen acres to twenty acres; and (iii) remove a right of refusal in favor of the Company to develop and / or operate certain voted approved projects.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the complete document, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 8.01	Other Events.

On April 9, 2025, the Company announced that it entered into a purchase and sale agreement to acquire certain real property in Centennial, Colorado and plans to develop a mid-size indoor music venue on that property. The parties are seeking to close that transaction on or about June 1, 2025, however, the closing of that acquisition is subject to the satisfaction of various closing conditions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Chapter 380 Economic Development Program Agreement between Venu Holding Corporation and the City of El Paso, TX.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: April 24, 2025	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman